Exhibit 11

Coopers                                  Coopers & Lybrand
& Lybrand
                                         a professional services firm





                       Consent of Independent Accountants



To the Trustees of Scudder Equity Trust:



We consent to the incorporation by reference in the Post-Effective Amendment No. 24 to the Registration Statement of Scudder Equity Trust on Form N-1A of our reports dated November 11, 1996 and November 6, 1996 on our audits of the financial statements and financial highlights of Scudder Large Company Value Fund (formerly Scudder Capital Growth Fund) and Scudder Value Fund, respectively, which reports are included in the Annual Report to Shareholders for the fiscal year ended September 30, 1996 which are incorporated by reference in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."




                                                   /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                              Coopers & Lybrand L.L.P.
December 3, 1996









Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited association incorporated in Switzerland.